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                                                                 Exhibit 10.20

                               AMENDMENT TO LEASE

                           DATED September 20th, 1999
                                     Between
                             275 Wyman Street Trust
                                       and
                                Lightbridge, Inc.

      Amendment to Lease made this 20th day of September, 1999, by and between the trustees of 275 Wyman Street Trust ("Landlord") and Lightbridge, Inc., a Delaware corporation, previously known as Credit Technologies, Inc. ("Tenant").

                                   Background

      Reference is made to a lease dated September 30, 1994 (the "Lease") from Middlesex Mutual Building Trust, Landlord's predecessor in interest, to Tenant for certain premises containing 27,108 rentable square feet (the "Original Premises") in the building known as 235 Wyman Street, Waltham, Massachusetts (the "Building"). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

      In lieu of exercising its four (4) year extension option contained in the Lease, Tenant desires to reduce the Premises and extend the Term of the Lease for a four (4) year extension term to be effective October 1, 1999.

      Landlord and Tenant desire to amend the Lease to reflect (i) the extension of the Term of the Lease and (ii) the reduction in the Premises, on the terms and conditions more particularly set forth in this Amendment.

                                    Agreement

      FOR VALUE RECEIVED, Landlord and Tenant hereby agree as follows:

      1. Extension. The Term of the Lease is hereby extended for a period of four (4) years commencing as of October 1, 1999 and expiring on September 30, 2003 (the "Extension Term"), subject to the terms set forth below. Except as set forth in this Amendment, Tenant's lease of the Premises shall be on all of the terms and conditions of the Lease in effect immediately before the commencement of this Amendment. Tenant shall have the option to extend the Term of the Lease for one additional three (3) year extension term, commencing upon the expiration of the current Extension Term. Tenant may exercise the extension option by giving written notice to Landlord on or before December 31, 2002. The extension option shall be deemed waived if not timely exercised, time being of the essence. The terms and conditions for

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determining the rent during said additional extension term shall be governed by
Section 2.4.1 of the Lease. Tenant shall have no other right to extend the term except as set forth herein.

            (a) Annual Fixed Rent for the Extension Term. On and after the first day of the Extension Term through December 31, 1999, Tenant shall pay Annual Fixed Rent for the Premises in the amount of Three Hundred Sixty-Eight Thousand. Seven Hundred Thirty-Eight and 80/100 Dollars ($368,738.80) in equal monthly installments of Thirty Thousand, Seven Hundred Twenty-Eight and 23/100 Dollars ($30,728.23) on the first day of each calendar month. On January 1, 2000 and on the first day of each calendar month during the balance of the Extension Term. Tenant shall pay Annual Fixed Rent in the amount of Three Hundred Ninety-Seven Thousand, Nine Hundred Seventy-Eight and 00/100 Dollars ($397,978.00) in equal monthly installments of Thirty-Three Thousand, One Hundred Sixty-Four and 83/100 Dollars ($33,164.83).

            (b) Additional Charges. During the Extension Term, Tenant shall pay additional charges for (i) Landlord's Operating Expenses and Taxes under Section
2.6 of the Lease based on the Base Operating Expenses and Taxes for the calendar year 1999 and (ii) electricity under Section 2.7 of the Lease. Except as set forth in this Amendment, payments of rent and additional charges for Landlord's Operating Expenses and Taxes and electricity shall be determined and paid at the times and in the manner set forth in Sections 2.5 2.6 and 2.7 of the Lease.

      2. Reduction in Premises. As of the first day of the Extension Term, the Premises shall be reduced to be the space shown on Exhibit A attached hereto, and the Rentable Floor Area of the Premises shall be 16,244 Rentable Square Feet. On or before the commencement of the Extension Term, Tenant shall surrender the space being eliminated from the Premises subject to Sections 5.11 and 8.1 of the Lease.

      3. Right of Refusal for Space in Building Deleted. Section 2.1.1 of the Lease is hereby deleted in its entirety.

      4. Tenant Improvements. The Premises are being leased in their "as-is" condition without representation or warranty by Landlord, and Landlord shall not be required to perform any work in connection with Tenant's occupancy of the Premises during the Extension Term except that Landlord shall construct new demising walls where the Premises are being reduced, which shall be done in a good and workman-like manner and in a manner so as to minimize interference with Tenant's use. Notwithstanding the foregoing, Landlord shall provide the sum of Nine and 50/100 Dollars ($9.50) per Rentable Square Foot ("TI Allowance") for tenant improvements, which improvements shall be made by Tenant in accordance with Section 5.10 of the Lease. The TI Allowance shall be paid by Landlord to Tenant from time to time for work completed in the Premises upon presentation of paid invoices, lien waivers, and other appropriate backup.

      5. Brokerage. Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Amendment, other than R.M. Bradley and Meredith & Grew, to whom Landlord shall be responsible for the payment of a brokerage commission. Tenant


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covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions, and charges claimed by any broker or agent, other than R.M. Bradley and Meredith & Grew, with respect to this Amendment or the negotiation thereof arising from a breach of the foregoing warranty.

      6. Ratification. Except as set forth herein, the terms of the Lease are hereby ratified and confirmed, which are expressly incorporated herein.

      EXECUTED as a sealed Massachusetts instrument as of the date first written above.

                                    LANDLORD:

                                    275 WYMAN STREET TRUST

                                    By: /s/ Michael D. Bank
                                        ---------------------------
                                        Name:
                                        Title:


                                    TENANT:

                                    LIGHTBRIDGE, INC.

                                    By: /s/ Joseph S. Tibbetts, Jr.
                                        ---------------------------
                                        Name:   Joseph S. Tibbetts, Jr.
                                        Title:  Sr. Vice President and CFO


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